UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. __)

Check the appropriate box:

☒          Preliminary Information Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐           Definitive Information Statement

Loto Inc.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

                ☒           No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

                ☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Loto Inc.
(a Nevada corporation)

INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING

Date first mailed to stockholders: _____________, 2012

Suite 502, 25 Adelaide Street
Toronto, Ontario, Canada M5C 3A1
(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Loto Inc. (the “Company”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of certain amendments to our Articles of Incorporation. The Company’s Board of Directors and the holder of a majority of the Company’s outstanding shares of common stock have approved resolutions to amend the Company’s Articles of Incorporation as follows:

1.	Amend Article 1 of the Company’s Articles of Incorporation to read: “Name of Corporation: Mobile Integrated Systems, Inc.” (this action is referred to herein as the “Name Change”).

2.
Amend Article 3 of the Company’s Articles of Incorporation by (i) increasing the Company’s authorized shares from One Hundred Million Shares (100,000,000) to Three Hundred Million Shares (300,000,000), all of which shares will be common stock, with a par value of $.0001 per share (this action is referred to herein as the “Increase in Authorized Shares,”) and (ii) effecting a five for one forward stock split of the Company’s issued and outstanding shares (this action is referred to herein as the “Stock Split” and together with the Increase in Authorized Shares and the Name Change, as the “Amendments”).

The Amendments are described in greater detail below.

Approval of the Resolutions

Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On February 14, 2012, the Board of Directors of the Company approved and recommended the Amendments.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of February14, 2012 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Amendments and your consent is not required and is not being solicited in connection with the approval of the Amendments.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated February __, 2012 and is first being mailed to stockholders on or about February___, 2012.  Only stockholders of record at the close of business on February __, 2012 are entitled to receive this Information Statement.

Effective Date

The Amendments will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the Company’s Board of Directors, in its sole discretion.  The Amendments will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.  This Certificate of Amendment will include the following changes:

Article 1 of the Company’s Articles of Incorporation will contain the following: “Name of Corporation: Mobile Integrated Systems, Inc.”

Article 3 of the Company’s Articles of Incorporation will contain the following: “Authorized Stock: The number of shares with par value is Three Hundred Million (300,000,000), all of which shares will be common stock, with a par value of $.0001 per share.  Effective on the filing of this Certificate of Amendment, each one (1) outstanding share of Common Stock shall be forward split into five (5) shares of Common Stock.”

Dissenter's Rights of Appraisal

Neither the Articles of Incorporation and Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Amendments.

Stock Certificates

Following the effective date of the Amendments, stockholders will receive information regarding the procedures by which they may forward their old certificates to the transfer agent and receive new certificates reflecting the Name Change and Stock Split. Stockholders should not submit any stock certificates until they receive information from the Company regarding the exchange of stock certificates. The Company’s transfer agent is Olde Monmouth Stock Transfer Co. Inc. (the “Transfer Agent”), of 200 Memorial Parkway, Atlantic Highlands, NJ 07716, Telephone number: (732) 872-2727.

Reasons for Amendments to the Articles of Incorporation

1.	The Name Change: The Company is changing its name as part of an effort to re-brand the Company.

2.	Increase in Authorized Shares: The Company is increasing its number of authorized shares in order to facilitate the Company’s planned Stock Split.

3.
The Stock Split: The Company is declaring a forward stock split of our Common Stock so that every one (1) outstanding share of our Common Stock before the Stock Split shall represent five (5) shares after the Stock Split.  The Company’s Board of Directors believes that the Company’s stockholders would benefit from greater liquidity in the Company’s Common Stock.

Effect of the Amendments

The Name Change

The Company’s new name will be part of a larger re-branding that the Company intends to announce in the near future.

The Increase in Authorized Shares

The Company is increasing its authorized shares to facilitate the Stock Split.  Following the Stock Split and the Increase in Authorized Shares, each stockholder of the Company will hold the same proportion of the Company’s issued and outstanding shares as they currently hold, and will hold a higher proportion of the Company’s total authorized shares.

The Company is not increasing its authorized shares as an anti-takeover device.  However, one potential effect of the increase in authorized shares is that the Board of Directors could issue such shares as a means of rendering it more difficult to obtain control of the Company by means of a merger, proxy contest, tender offer or otherwise, and thereby may have the effect of preserving current management.  The Board of Directors, unless prohibited by law, could issue additional shares and thereby dilute the interest of a party attempting to remove current management or otherwise gain control of the Company.  Such action by the Board of Directors could discourage an acquisition of the Company that certain stockholders may view as advisable.  The Board has no intention to issue any stock for anti-takeover purposes as of this date.

The Stock Split

On the effective date of the Stock Split, each one share of our Common Stock issued and outstanding immediately prior to the Stock Split will automatically and without any action on the part of the stockholders be converted into five shares of our Common Stock.  The 32,712,626 issued and outstanding shares of the Company’s Common Stock will increase to 163,563,130 shares of Common Stock.

The Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock.  The Stock Split will impact all of the Company’s stockholders uniformly, and will not affect any stockholder’s ownership percentage in the Company.  Stockholders holding fractions of shares will receive proportional numbers of fractional shares.

The Stock Split may impact the Company’s stock price.  Such price may fall proportionally to the increase in the number of shares outstanding as a result of the Stock Split, or it may change to a greater or lesser proportion.

Voting Securities and Principal Holders Thereof

Voting Securities

As of the close of business on February 14, 2012, 32,712,626 shares of the Company’s common stock were issued and outstanding.  Each share of common stock is entitled to one vote on all matters upon which such shares can vote.  All shares of common stock are equal to each other with respect to the election of directors.

Directors and Executive Officers

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 14, 2012 by (i) each director of the Company; (ii) each of the Company's officers; (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock; and (iv) all directors and named executive officers as a group.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.  The percentage of ownership set forth below reflects each holder's ownership interest in 32,712,626 issued and outstanding shares of the Company's common stock.

Amount and Nature of
Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants (1)	Total (1)	Percentage of Shares Outstanding (1)
Five Percent Stockholders
2238646 Ontario Inc. (2)	19,300,000	0	19,300,000	59%
Executive Officers and Directors
Randall Barrs, Director, personally and through 2238646 Ontario Inc. (2)(3)	19,300,000	437,000	19,737,000	59.5%
Benjamin Chesir, Director	0	0	0	0.0%
Fulvio Ciano, President, Chief Financial Officer, Chief Technology Officer and Director (4)	0	0	0	0.0%
Emlyn David, Chief Executive Officer and Director	0	0	0	0.0%
Todd Halpern, Co-Chairman of Board (5)	0	1,400,000	1,400,000	4.1%
James McGovern, Director	0	0	0	0.0%
Alan Ralph, Director (6)	0	375,000	375,000	1.1%
Rich Schaeffer, Co-Chairman of Board	0	0	0	0.0%
Donald Ziraldo, Director (7)	0	550,000	550,000	1.7%
All officers and directors as a group (9 persons)	19,300,000	2,762,000	22,062,000	62.2%

For each individual or entity listed above, the mailing address is: c/o Loto Inc., Suite 502, 25 Adelaide Street, Toronto, Ontario, Canada M5C 3A1, except as otherwise indicated below.

(1) Includes options and warrants exercisable as of the date hereof or within 60 days hereafter. The Company is unaware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.

(2) Randall Barrs has sole voting and dispositive control over the Loto shares owned by 2238646 Ontario Inc., an Ontario corporation located at 23 Bedford Road, Toronto, Ontario M5R 2J9, Canada.  Mr. Barrs is the sole officer, director and shareholder of 2238646 Ontario Inc.  For purposes of comprehensive disclosure, the 19,300,000 shares owned by Mr. Barrs are indicated twice in the table above, once in his own name and once in the name of his Ontario corporation.

(3) Randall Barrs has been granted options to purchase 562,000 shares of the Company’s common stock.  Mr. Barrs has been granted an option to purchase 312,000 shares of the Company’s common stock, with a vesting date effective as of November 29, 2011 and an exercise price of $.75 per share. Such options are exercisable on November 29, 2011. Such options will terminate on November 29, 2014. Mr. Barrs has also been granted options to purchase 250,000 shares, at an exercise price of $1.50 per share. Half of such options vested as of April 19, 2011 and the other half shall vest as of April 19, 2012. These options to purchase 250,000 shares shall expire on April 19, 2013.

(4) Fulvio Ciano has been granted options to purchase 1,269,585 shares of the Company’s common stock at a purchase price of $1.50 per share.  The options will vest on November 29, 2012 and Mr. Ciano may exercise options to purchase up to 634,793 shares on November 29, 2012 and an additional 634,792 shares on November 29, 2013.  The right to exercise all of the options will terminate on November 29, 2014.

(5) Todd Halpern has been granted options to purchase 1,550,000 shares of the Company’s common stock as follows.  He has been granted options to purchase 1,400,000 shares of the Company’s common stock at a purchase price of $.75 per share.  Such options have vested and are exercisable. Mr. Halpern has also been granted options to purchase 150,000 shares of the Company’s common stock, with a vesting date effective as of November 29, 2012 and an exercise price of $1.50 per share.  Half of such options are exercisable on November 29, 2012 and the other half on November 29, 2013.  Such options will terminate on November 29, 2014.

(6) Alan Ralph has been granted options to purchase 450,000 shares of the Company’s common stock as follows.  Mr. Ralph has been granted an option to purchase 150,000 shares of the Company’s common stock at a purchase price of $1.50 per share.  The options have vested and Mr. Ralph may exercise options to purchase up to 75,000 shares at the present time and an additional 75,000 shares on April 19, 2012.  The right to exercise all of the options will terminate on November 29, 2014.  In addition, Mr. Ralph has been granted options to purchase 300,000 shares of the Company’s common stock at a purchase price of $.75 per share.  Such options have vested and are exercisable.  The right to exercise all of the options will terminate on November 29, 2014.

(7) Donald Ziraldo has been granted options to purchase 300,000 shares of the Company’s common stock at a purchase price of $.75 per share.  The options have vested and are exercisable.  The right to exercise these options will terminate on November 29, 2014.  Mr. Ziraldo also has options to purchase 500,000 shares, at an exercise price of $1.50 per share. Half of such options vested as of April 19, 2011 and the other half shall vest as of April 19, 2012. These options to purchase 500,000 shares shall expire on April 19, 2013.

Potential Changes in Control

At the present time, there are no arrangements known to Loto, including any pledge by any person of securities of Loto, the operation of which may at a subsequent date result in a change in control of Loto.

Stock Option Plan Information

To date, Loto has not adopted a Stock Option Plan.  Loto may adopt an option plan in the future.

Adverse Interests

The Company is not aware of any material proceeding to which any director, officer, or affiliate of the Company,  or any owner of record or beneficially of more than five percent of any class of the Company’s voting securities, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Financial and Other Information

The Company hereby incorporates the following Reports into this Information Statement:

1.	The Company’s Annual Report on Form 10-K for the period ended May 31, 2011, as filed with the U.S. Securities and Exchange Commission on September 13, 2011;
2.	The Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2011, as filed with the U.S. Securities and Exchange Commission on October 17, 2011; and
3.	The Company’s Quarterly Report on Form 10-Q for the period ended November 30, 2011, as filed with the U.S. Securities and Exchange Commission on January 23, 2012.

Item 2.  Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3.  Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors have any financial interest in the Amendments described herein except to the extent that they are shareholders of the Company.

Item 4.  Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5.  Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written or oral request to us at the following address and telephone number:

Loto Inc.
Suite 502, 25 Adelaide Street
Toronto, Ontario, Canada M5C 3A1
Telephone number: (416) 479-0880

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.  The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

February 22, 2012

By Order of the Board of Directors

/s/ Emlyn David
Name:         Emlyn David
Title:           Chief Executive Officer